Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-06378, 333-103888, 333-108149, 333-129640, 333-129733, 333-152662, 333-157729, 333-185886, 333-185887, 333-185889, 333-185890, 333-208658, 333-208660, 333-208661 and 333-232174 on Form S-8 of our reports dated 21 March 2024, relating to the financial statements of WPP plc and the effectiveness of WPP plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2023.

/s/ Deloitte LLP
London, United Kingdom
21 March 2024